EXHIBIT 99.1

                      CARNIVAL CORPORATION
               SUMMARY CONSOLIDATED BALANCE SHEET
                        NOVEMBER 30, 2000
                  (in thousands, except par value)
                           (UNAUDITED)

ASSETS

Current Assets
  Cash and cash equivalents                         $  189,282
  Accounts receivable, net                              95,361
  Consumable inventories                               100,451
  Prepaid expenses and other                           164,388
    Total current assets                               549,482

Property and Equipment, Net                          8,001,318

Investments in and Advances to Affiliates              437,391

Goodwill, less Accumulated Amortization of $99,670     701,385

Other Assets                                           141,744
                                                    $9,831,320

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
  Current portion of long-term debt                 $  248,219
  Accounts payable                                     332,694
  Accrued liabilities                                  302,585
  Customer deposits                                    770,425
  Dividends payable                                     61,371
    Total current liabilities                        1,715,294

Long-Term Debt                                       2,099,077

Deferred Income and Other Long-Term Liabilities        146,332

Shareholders' Equity
  Common Stock; $.01 par value; 960,000 shares
    authorized; 617,568 shares issued                    6,176
  Additional paid-in capital                         1,772,897
  Retained earnings                                  4,884,023
  Unearned stock compensation                          (12,283)
  Accumulated other comprehensive loss                 (75,059)
  Treasury Stock; 33,087 shares at cost               (705,137)
    Total shareholders' equity                       5,870,617
                                                    $9,831,320
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                 CARNIVAL CORPORATION
      SUMMARY CONSOLIDATED STATEMENT OF CASH FLOWS
          FOR THE YEAR ENDED NOVEMBER 30, 2000
                    (in thousands)
                      (UNAUDITED)


OPERATING ACTIVITIES
Net income                                            $  965,458
Adjustments to reconcile net income to
  net cash provided from operating activities:
    Depreciation and amortization                        287,667
    Income from affiliated operations in excess
       of dividends received                             (21,362)
    Other                                                (14,689)
Changes in operating assets and liabilities,
  excluding businesses acquired and consolidated:
    Increase in:
      Receivables                                        (15,132)
      Consumable inventories                              (8,205)
      Prepaid expenses and other                         (21,972)
    Increase (decrease) in:
      Accounts payable                                    58,133
      Accrued liabilities                                 (5,977)
      Customer deposits                                   55,614
        Net cash provided from operating activities    1,279,535

INVESTING ACTIVITIES
Additions to property and equipment, net              (1,003,348)
Proceeds from sale of assets                              51,350
Acquisition of consolidated subsidiaries, net           (383,640)
Other, net                                                43,611
        Net cash used for investing activities        (1,292,027)

FINANCING ACTIVITIES
Proceeds from long-term debt                           1,020,091
Purchase of Treasury Stock                              (705,137)
Principal payments of long-term debt                    (388,429)
Dividends paid                                          (254,333)
Proceeds from issuance of Common Stock, net                7,811
        Net cash used for financing activities          (319,997)
        Net decrease in cash and cash equivalents       (332,489)
Cash and cash equivalents at beginning of year           521,771
Cash and cash equivalents at end of year              $  189,282


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                                          CARNIVAL CORPORATION
                             CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                                  FOR THE YEAR ENDED NOVEMBER 30, 2000
                                              (in thousands)
                                               (UNAUDITED)

                                                 Accumulated
                                         Unearned  other              Total
         Compre-       Additional         stock    compre-            share-
         hensive Common paid-in- Retained compen-  hensive   Treasury holders'
         income  Stock capital  earnings  sation(loss)income  Stock   equity

Balances at
November 30,
 1999   $6,170 $1,757,408 $4,176,498  $(9,945)   $1,116 $           $5,931,247
 Comprehensive income:
 Net income $965,458         965,458                                   965,458
 Changes in
 securities
 valuation
 allowance    (2,232)                             (2,232)               (2,232)
 Foreign
 currency
 translation
 adjustment  (73,943)                            (73,943)              (73,943)
  Total
  Comprehensive
  income    $889,283
 Cash dividends             (250,923)                                 (250,923)
 Issuance of
 stock under
 stock plans 6     15,489              (5,977)                           9,518
 Amortization
 of unearned
 stock
 compensation                           3,639                            3,639
 Effect of
 conforming
 Costa's
 fiscal year                           (7,010)                          (7,010)
 Purchase of
 Treasury Stock                                           (705,137)   (705,137)
Balances at
November 30,
2000    $6,176 $1,772,897 $4,884,023 $(12,283) $(75,059) $(705,137) $5,870,617

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